CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Milestone Treasury Obligations Fund (“Milestone”), and to the use of our report dated June 29, 2018 on the financial statements and financial highlights for Milestone, a series of AdvisorOne Funds. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

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/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

August 27, 2018